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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BELLSOUTH CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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Dear BellSouth Team Member:


Today, BellSouth has filed a preliminary proxy statement and a registration statement with the Securities and Exchange Commission (SEC) relating to our plans to create a tracking stock to reflect the performance of our Latin American business, which we refer to as the Latin America Group. This is an important step in our on-going efforts to grow our businesses. A copy of the press release is attached.

The proxy statement is in anticipation of a special shareholders meeting that is expected to occur this summer. This proxy statement contains details about the terms of the proposed tracking stock, BellSouth's Latin American business and the expected benefits of the tracking stock structure.

After the SEC's clearance, we will print and mail the proxy statement to shareholders. In this mailing, we will ask our shareholders to approve the charter amendment that will permit us to create the Latin America Group stock.

Once we receive shareholder approval, we plan to sell shares of this stock to the public in an initial public offering (IPO). Our current intent is to distribute additional shares of that stock to our shareholders as a stock dividend within six to 12 months following the IPO, subject of course to many factors.

So what does all this mean? I realize that as both employees and shareholders you may have many questions about this decision - how it impacts our business and how it will impact the shares of stock you own. Below, we have put together some basic questions and answers to hopefully address your questions. In the meantime, I encourage you to review the preliminary proxy statement that you can access at www.bellsouth.com/investor.

As you may be aware, the SEC process limits communications during this period, but we will do our best to keep you informed as the timeline progresses. Again, this is an important announcement for our business, and I look forward to being able to share more information with you in the months ahead.




Duane Ackerman





         QUESTIONS AND ANSWERS ABOUT THE TRACKING STOCK PROPOSAL


Q. WHAT IS A TRACKING STOCK AND WHAT IS IT SUPPOSED TO DO?


A. A tracking stock is a separate class or series of a company's common stock that is designed to reflect the separate performance of a group of assets or specific business units, divisions, subsidiaries or equity investments of the
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     company. Companies like US West and Sprint have issued tracking stock and
     AT&T plans to do so.

Q.   WHAT ARE THE TRACKING STOCKS THAT BELLSOUTH IS PROPOSING?

A. "Latin America Group stock" will be a separate series of BellSouth common stock intended to reflect the separate performance of the Latin America Group, consisting of our Latin American businesses.

     "BLS Group stock" will be a separate series of BellSouth common stock intended to reflect the separate performance of the BLS Group, consisting of all of our other businesses.

Q.   WHAT WILL YOU BE DOING IN THE IPO?

A. We are planning to raise cash in an initial public offering (IPO) of new shares of the Latin America Group stock soon after we receive approval from our shareholders.

Q.   WHAT WILL HAPPEN TO THE BELLSOUTH COMMON STOCK I CURRENTLY OWN?

A.   It will automatically become BLS Group stock after the IPO.

Q. HOW WILL MY ECONOMIC INTEREST IN BELLSOUTH BE AFFECTED IF THE TRACKING STOCK PROPOSAL IS APPROVED?

A. Upon the completion of the IPO, the BellSouth common stock will be automatically changed to BLS Group stock. Anyone who holds shares of the BellSouth common stock will then hold shares of BLS Group stock, which will represent -- BellSouth's interests in all its other businesses, the Latin America Group stock not sold in the IPO and the proceeds from the new shares of the Latin America Group stock sold in the IPO. In other words, with the conversion, shareholders interest in BellSouth will not be changed in substance.

     The holders of BLS Group stock and the holders of Latin America Group stock will continue to be shareholders of BellSouth and, as such will be subject to the benefits and risks associated with an investment in BellSouth and all of its businesses, assets and liabilities.

Q.   WILL I LOSE MY INTEREST IN BELLSOUTH'S LATIN AMERICA GROUP BUSINESSES?

A. No -- we are planning to distribute to our stockholders, within six to 12 months after the IPO, shares of the Latin America Group stock as a stock dividend. Until that time, you will continue to have an interest in the Latin
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    American businesses through your current stock ownership. After the distribution, your interest in all of BellSouth's businesses will be represented through your ownership of our Latin America Group stock and BLS Group stock.


Q.  WHAT HAPPENS TO THE BELLSOUTH STOCK WITHIN MY EMPLOYEE BENEFIT PLANS?

A. There will be no changes to existing employee benefit plans that include BellSouth common stock. At the IPO, all existing granted, purchased or deferred shares of BellSouth common stock will be automatically changed into BLS Group stock. In addition, future shares purchased through or distributed within the existing benefit plans will be BLS Group stock.

    After the planned distribution, each holder of BLS Group shares will receive shares of Latin American Group stock based on their number of shares of BLS Group stock. At that time, the employee benefit plans will be revised to reflect BellSouth's tracking stock structure. Specific changes and how they will be implemented have not been determined.

Q. WILL THE LATIN AMERICA GROUP STOCK BECOME PART OF MY BENEFIT PLANS THAT CURRENTLY INCLUDE BELLSOUTH COMMON STOCK?

A. After the planned stock distribution, you will receive an interest in the Latin America Group stock as a result of a stock dividend on the BLS Group stock in your plans.

Q. WILL I BE ABLE TO ELECT TO HAVE MY BENEFIT PLAN DIRECTIONS SWITCHED FROM BLS GROUP STOCK TO LATIN AMERICA GROUP STOCK?

A. Our stock-based benefit plans will be modified so that, going forward, they will reflect our new tracking stock structure. We have not finalized those plans.

Q. HAS BELLSOUTH DETERMINED WHO WILL LEAD THE LATIN AMERICA GROUP IF THE PROPOSAL IS APPROVED?

A. The leadership team that will be proposed to the board includes Charles "Buddy" Miller, president; Mark Droege, chief financial officer; Roberto Peon, president -- Brazil; Mauricio Wior, president, Latin America -- South; Dan Smith, executive vice president, Latin America -- North and J. Alberto Gonzalez-Pita, vice president and general counsel.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy these



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securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


Shareholders should carefully review the definitive proxy statement when it is available because it will contain important information. Shareholders can view the proxy statement for free at the SEC's Internet Web site at http://www.sec.gov. Shareholders will receive for free the definitive proxy statement in connection with the solicitation of proxies for the special meeting.